EXHIBIT 23.1

[LETTERHEAD OF KPMG LLP]

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Crown Castle International Corp.

We consent to the use of our reports dated March 22, 2006, with respect to the consolidated balance sheets of Crown Castle International Corp. as of December 31, 2004 and December 31, 2005, and the related consolidated statements of operations and comprehensive income (loss), cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated by reference in the Registration Statement (Form S-4) of Crown Castle International Corp. and the Joint Proxy Statement/Prospectus contained therein, and to the references to our firm under the headings “Experts” and “Selected Historical Consolidated Financial Data of Crown Castle” in the Joint Proxy Statement/Prospectus.

Our report on the consolidated financial statements referred to above contains explanatory paragraphs describing Crown Castle International Corp.’s restatement of its 2003 and 2004 consolidated financial statements, certain changes in accounting principles adopted in 2003 including Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations”, Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure”, Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” and a change in accounting principle adopted in 2005, Financial Accounting Standards Board Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations—An Interpretation of FASB Statement No. 143”.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

November 3, 2006

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